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Exhibit No. 6

Date: ________________, 1996
FORM OF WARRANT

UPLAND ENERGY CORPORATION

COMMON STOCK PURCHASE WARRANT
EXERCISABLE FOR THREE YEARS
FROM DATE OF ISSUE
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THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE OPINION OF COUNSEL
REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.
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     This warrant for the purchase of shares of common stock, par value $0.001 per share, (this "Warrant"), of Upland Energy Corporation, a Utah corporation (the "Company"), certifies that for value received, _____________________, or registered assigns (the "Holder" or "Holders"), is entitled, at any time or from time to time on or after the date hereof, and on or before 11:59 p.m. Mountain time three years from the date hereof, (the "Exercise Period"), to subscribe for, purchase, and receive one shares of the Company's common stock (the "Shares"), at a price of $1.50 per share of common stock (the "Exercise Price"), by paying in full and in lawful money of the United States of America cash or cashier's check for the Exercise Price for the Shares, based on, and complying with, all the terms and conditions hereinafter set forth. The number of Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of such events as described herein.
If the subscription rights represented hereby are not exercised by 11:59 p.m. Mountain Time three years from the date hereof, (the "Expiration Date"), this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

     This Warrant is subject to the following further terms and material provisions:

1. Term of Warrant; Exercise of Warrant. The Holder of this Warrant shall have the right, which may be exercised for a period from the date of this Warrant, through 11:59 p.m. Mountain time three years from the date of issuance of this Warrant from the Company _________________ (__________) fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share, (the "Shares" or "Common Stock"), upon presentation and surrender of this Warrant with the subscription form attached hereto as Exhibit "A," accompanied by payment in lawful money of the United States of America in cash or by official bank or certified check payable to the Company of $1.50 per share. On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a holder of record of the Shares for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than ten days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Shares with respect to which this Warrant shall not have been exercised.
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2.     Warrant Price.  The price at which the Warrant Shares shall be purchasable on exercise of the Warrant (the "Exercise Price") shall be $1.50 per share of Common Stock purchased. The Exercise Price and number of Warrants shall be subject to adjustment pursuant to Section 5 hereof.

3.     Reservation of Warrant Shares.      The Company has reserved out of the
authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. All Warrants surrendered in exercise of the rights hereby evidenced shall be canceled by the Company. Promptly after the date of expiration of the Warrants no shares of Common Stock shall be subject to reservation in respect to the Warrants. This Warrant shall obligate the Company and any successor corporation who merges with the Company or purchases substantially all of the assets of the Company to issue the Shares upon the exercise of the Warrant.

4. Fully Paid Shares. The Company covenants and agrees that the Shares which may be issued on the exercise of the rights represented by this Warrant will, on issuance, be fully paid and nonassessable, and free form all taxes, liens, and charges with respect to the issue thereof.

5. Adjustments. The number of Shares issuable upon exercise of this Warrant may be subject to adjustment from time to time as follows:

     (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock other securities of the Company, or (v) enter into any plan of capital reorganization or of reclassification of the Common Stock; the number of Shares purchasable on exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive, the kind and number of Shares or other securities of the Company which he or she would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant(s) been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

     (b) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares purchasable on the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Neither the purchase or other acquisition by the Company of any Shares nor the sale or other disposition by the Company of any Shares shall affect any adjustment of the Exercise Price or be taken into account in computing any subsequent adjustment of the Exercise Price.

     (c) Whenever the number of Shares purchasable on the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable on exercise of each Warrant shall be adjusted by multiplying such Exercise Prices immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable on the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

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     (d)     Whenever the number of Shares purchasable on the exercise of each
Warrant or the Exercise Prices of such Shares are adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments setting forth the number of Shares purchasable on the exercise of each Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     (e) For the purpose of this subsection, the term "common stock" shall mean (i) the class of stock designated as the common stock of the Company at the date of this Agreement, (ii) any other class of stock resulting form successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; or (iii) as a result of a merger, consolidation or reorganization of the Company into another company shall be those shares of securities designated as "common stock" by the successor corporation, and if such corporation's stock is traded, those series of stock which are traded.
In the event that at any time, as a result of an adjustment made pursuant to paragraph (a), above, the holders of a Warrant or Warrants shall become entitled to purchase any securities of the Company other than Shares, thereafter the number of such other securities so purchasable on exercise of each Warrant and the Exercise Prices of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to each share of Common Stock contained in paragraphs (a) through (d), inclusive, above.

6. Fractional Interest. The Company shall not be required to issue fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares which shall be issuable on the exercise thereof shall be computed on the basis of the aggregate number of shares represented by the Warrants so presented. The Company shall pay an amount in cash equal to the current value of such fraction computed on the basis of the Exercise Price per-share of the Warrants being exercised.

7. No Right as Shareholder; Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring on the Holder or its transferee the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholder of the Company.

8. Restrictions. The holder of this Warrant, by acceptance hereof, both with respect to the Warrant and the Shares to be issuable upon exercise of the Warrant (unless issued pursuant to an effective registration statement under the Securities Act), represents and warrants as follows:

     (a) The Warrant and the Shares are being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Warrant or Shares or any interest therein without registration or other compliance under the Securities Act, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.
PAGE
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     (b)     The holder hereof has been advised and understands that the
Warrant and the Shares have not been registered under the Securities Act and the Warrant and/or the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation, except as set forth in paragraph 9 hereof, to register the Warrant and/or the Shares under the Securities Act; in the absence of such registration, sale of the Warrant or Shares may be impracticable; the Company's registrar and transfer agent will maintain stop-transfer orders against registration of transfer of the Warrant and the Shares; and the certificates to be issued for any Shares will bear on their face a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ( THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

     (c) The Company may refuse to transfer the Warrant and/or the Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Warrant and/or Shares are free from any restrictions under the Securities Act, the Company may refuse to transfer the Warrant and/or the Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Warrant or Shares if any set forth herein. The Company may also refuse to transfer the Warrant or Shares if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

9.     Registration Rights.   The Company agrees to register the Shares (but
not the Warrants) for sale as follows:

     (a) To pay all expenses of such registration statement, including, without limitation, printing charges, legal fees, and disbursements of counsel for the Company, blue sky expenses, accounting fees, and filing fees, but not including legal fees and disbursements of counsel to the Holders;

     (b) If the Company, in its sole discretion, determines to file a registration statement or registration statements during the Exercise Period, except for registration statements for the sole purpose of registering shares for employees, directors or consultants of the Company, it shall take all steps reasonably necessary to permit the exercise of the Warrants and the issuance of the Shares under the applicable state securities laws of those states in which the Warrants were issued were originally registered or qualified for sale and issuance by the Company. The Company will take such reasonable steps which it determines, in its sole discretion, are necessary to permit the exercise of Warrants and the issuance of the Shares under the laws of any other state in which a Holder then resides on the written request to do so by such Holder, but in no event shall the Company be required to take such steps in any state other than those states in which the Warrants were originally qualified or registered, and the Company shall not be obligated to
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execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. Holders who reside in any state where the Company cannot, with the exercise of reasonable diligence, obtain qualification for the exercise of the Warrants, and the issuance of the Shares may not, as a result thereof be able to exercise their Warrants, and the Company is under no obligation to make such exercise possible in such circumstances. In the event that the Company determines to proceed with the qualification of the exercise of the Warrants and the issuance of the Shares under the securities laws of a particular state, then the exercise of such Warrants shall not be effective and the Shares shall not be issued until such qualification becomes effective. When qualification under applicable state securities laws is required, the Company shall take such action within ten days following the date on which the Company first files the registration statement. The costs of obtaining such state qualification shall be borne by the Company.

     (c) The Company shall promptly notify the Holder of the effective date of any registration statement filed by the Company and the date on which the Shares become qualified or registered under the state securities laws of any state in which the Company obtains qualification or registration with respect to such Shares. The Company shall not issue any Shares with respect to any Warrant surrendered for exercise unless such Warrants are surrendered and received by the Company or its transfer agent during a period that a registration statement is effective. Furthermore, the Company shall not issue any Shares on the exercise of any Warrants received from a Holder who is a resident of a state with respect to which the Shares issuable on exercise of the Warrants are not qualified or registered.

     (d) Notwithstanding any provisions to the contrary contained herein, the Company shall not be required to include any of the Shares in any registration statement or post-effective amendment with respect to shares offered in any underwriting:

          (i) Unless the Holders of the Shares and Warrants agree to offer such Shares, on the same terms and conditions as the Company's shares of Common Stock are being offered, and to sign an underwriting agreement in the form to be signed by the other offerors; or

          (ii) If, in the good faith and reasonable opinion of the managing underwriter of the offering, the sale of the Shares to be included would be materially detrimental to the remainder of the offerors.

     (e) The shareholders desiring to sell Shares pursuant to the registration rights granted herein shall provide the Company with all information relating to such sale and on which the Company shall be entitled to rely and to include such information in any such registration statement. The Holder shall indemnify and save harmless the Company (and all other persons who may be subject to liability under the Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but not by way of limitation, all reasonable attorneys' fees and all amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by such Holder in connection with such registration or qualification, or from the failure of the Holder of the Shares to furnish material information in connection with the facts required to be included in such registration statement, notification, or post-effective amendment necessary to make the statements therein not misleading, or from any sales or offers of the Shares so registered after ninety (90) days from the effective date of such registration statement or notification.

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     (f)     All sales pursuant to any such registration statement shall be made in accordance with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the Company shall not be required to include any such Shares in any registration until it has received written assurances satisfactory in form and substance to the Company from the shareholders offering such Shares that such sales shall be so conducted. On notice to any shareholder offering Shares covered by a registration statement that such registration statement or prospectus relating thereto requires revision, such holder will immediately cease to make offers or sales pursuant to such registration statement, return all such registration statements and prospectuses to the Company, and not resume offers until he or she has been provided with an updated prospectus by the Company. All registration rights granted herein may apply only to Shares issued on exercise of Warrants. The Company is under no obligation to maintain the effectiveness of any registration statement for more than an aggregate of 90 days.

10.     Redemption of Warrants by the Company.   The Warrants are subject to
redemption by the Company during the Exercise Period if a current registration statement pertaining to the Warrants is in effect at a redemption price of $0.10 per Warrant, on 30 days written notice to the Holders if the closing bid price for the Common Stock as reported on the National Associations of Securities Dealers Electronic Bulletin Board is $2.00 per share or more for ten consecutive trading days or is $2.00 per share or more for 15 trading days in any 30 trading day period. To redeem the Warrants, the Company must provide notice to the Warrant holder stating that the Warrants will be automatically redeemed 30 days from the date of such notice unless earlier exercised in accordance with the terms of the Warrants. Each Holder of the Warrants remaining unexercised after the expiration of the 30 day period shall be required to tender their Warrant or Warrants, duly endorsed, to the Company at its address. On surrender of the Warrants, the Company will deliver the redemption amounts to the Warrant Holder. Warrant Holders have the right to exercise their Warrants in accordance with, and complying with, the terms of the Warrant during the 30 days prior to redemption. Once the 30 day redemption period has expired, no Warrant may be exercised.

11. Adjustment to Warrant. Due to the uncertainties regarding the future exercise of the Warrants, and the nature of the Company's proposed activities, the board of directors has the authority, in its sole discretion, to reduce the exercise price of the Warrants, extend the exercise period, or otherwise modify the terms of such Warrants in a manner not prejudicial to the Warrant holders. Any such modification shall be effective on notice in writing to the holders of record of the Warrants.

12. Severability. In case any provision in this Warrant shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

14. Legal Holidays. In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Warrant) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

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15.     Mutilated or Missing Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen, or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

16. Attorneys Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by a court in a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses, and fees on any appeal), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses, and attorney's fees shall be included as part of such judgment.

17. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction thereof.

DATED effective as of the       day of                             1996.

ATTEST:                                    UPLAND ENERGY CORPORATION



By:__________________________________      By: _______________________________
   Its Secretary                               Its President

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FORM OF EXERCISE
(To be executed by the Holder at the time of exercise)


Date:________________________



UPLAND ENERGY CORPORATION
175 South Main
Suite 1423
Salt Lake City, Utah 84111

     Re:     Exercise of Warrant

Gentlemen:

     The undersigned, the Holder of this Warrant hereby irrevocably exercises its right to purchase this Warrant or the portion hereof designated, into shares of Common Stock, par value $0.001 per share, of Upland Energy Corporation, in accordance with the terms of this Warrant, and directs that the shares issuable and deliverable upon the exercise, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.


Number of Warrants Exercised:  __________

Exercised Price Attached:      $_________


_________________________________________
(Signature, must conform in all respects to the name of Holder as specified on the face of the Warrant)

FILL IN FOR REGISTRATION OF SHARES

_________________________________________
(Printed Name)

_________________________________________
(Social Security or Tax I.D. Number)

_________________________________________
(Street Address)

_________________________________________
(City, State, and Zip Code)

_________________________________________
Portion to be exercised (if less than all)